                                                                   EXHIBIT 12.1



                       COLTEC INDUSTRIES INC AND SUBSIDIARIES
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (In thousands)

                                             YEAR ENDED DECEMBER 31,
                                      ---------------------------------------------------------------------
                                         1993          1992            1991           1990           1989
                                      ---------------------------------------------------------------------
Earnings from continuing
  operations before
  extraordinary item                  $65,226        $64,683         $2,209        $40,934        $50,030
Add (deduct):
  Income taxes:
    Federal and foreign                36,293         42,577         28,300         33,770         16,777
    State and local                     1,877          1,886          1,538            913         (2,303)
  Portion of rents representative
   of interest factor (1)               4,078          4,283          4,268          4,246          3,998
  Interest expense                    111,497        137,797        201,954        206,027        214,983
                                      ---------------------------------------------------------------------

Earnings from continuing
  operations before
  extraordinary item,
  as adjusted                        $218,971       $251,226       $238,269       $285,890       $283,485
                                      ---------------------------------------------------------------------

Fixed charges:
  Interest expense                   $111,497       $137,797       $201,954       $206,027       $214,983
  Capitalized interest                  1,140          1,196            955          1,015            577
  Portion of rents representative
   of interest factor (1)               4,078          4,283          4,268          4,246          3,998
                                      ---------------------------------------------------------------------

Fixed charges                        $116,715       $143,276       $207,177       $211,288       $219,558
                                      ---------------------------------------------------------------------

Ratio of earnings to
  fixed charges                           1.9            1.8            1.2            1.4            1.3
                                      ---------------------------------------------------------------------





Note:
   (1)  Estimated to be 1/3 of total rent expense.

